Exhibit 8(f)

FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is entered into as of this 28th day of March, 2005, among PACIFIC LIFE & ANNUITY COMPANY, a life insurance company organized under the laws of the State of Arizona (“Insurance Company”), on behalf of itself and certain of its separate accounts (each, an “Account”), as listed in Appendix B to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing; PACIFIC LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of California (“Adviser”), Pacific Select Fund (the “Trust”), an open-end management investment company that is a business trust organized under the laws of the Commonwealth of Massachusetts; PACIFIC SELECT DISTRIBUTORS, INC.(“Distributor”), a broker-dealer organized under the laws of the State of California, which serves as the Trust’s distributor; AMERICAN FUNDS INSURANCE SERIES (“Series”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; AMERICAN FUNDS DISTRIBUTORS (“AFD”), a broker-dealer organized under the laws of the State of California, which serves as the Series’ distributor; and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”), a corporation organized under the laws of the State of Delaware.

WITNESSETH:

     WHEREAS, Insurance Company has issued or proposes to issue to the public, now and in the future, certain multi-manager variable annuity and variable life insurance policies (the “Contracts”) as set forth in Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing;

     WHEREAS, Insurance Company has established one or more Accounts, as set forth in Appendix B, under applicable state insurance law, for the purposes of funding the Contracts and has or will register each Account with the United States Securities and Exchange Commission (the “Commission”) as a unit investment trust under the Securities Act of 1933 (the “1933 Act”) and the Investment Company Act of 1940 (the “1940 Act”) (unless the Account is exempt from such registration);

     WHEREAS, the Contracts, which are or will be registered by Insurance Company with the Commission for offer and sale (unless the Contract is exempt from such registration), will be in compliance in all material respects with all applicable laws prior to being offered for sale;

     WHEREAS, the Series has received a “Mixed and Shared Funding Order” from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

     WHEREAS, the Series is divided into various funds (the “Master Funds”), and each Master Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Master Funds;

     WHEREAS, the Trust is divided into various series (the “Portfolios”), and each Portfolio has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Portfolios;

     WHEREAS, certain Portfolios propose to hold as their only investment shares of a corresponding Master Fund as set forth in Appendix C, as such Appendix may be amended from time to time by mutual agreement in writing, with each such Portfolio having the same investment objective and compatible fundamental investment restrictions and policies as the corresponding Master Fund as described in the registration statement for the Master Fund;

     WHEREAS, certain Master Funds (through the Portfolios) will serve as the underlying investments for the Contracts as set forth in Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing;

     WHEREAS, CRMC is the investment adviser for the Master Funds; and

     WHEREAS, Adviser is the investment adviser for the Portfolios.

     NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, Adviser, Distributor, the Series and CRMC hereby agree as follows:

     1. The Series, CRMC, and (solely with respect to items (a) and (d)) AFD each represents and warrants to Insurance Company, the Trust, Adviser and Distributor that: (a) a registration statement under the 1933 Act and under the 1940 Act with respect to the Series, in the form previously delivered to Insurance Company and the Trust, and all forms, reports, proxy statements and other documents required to be filed with the Commission under the 1933 Act, the Securities Exchange Act of 1934 (“1934 Act”) and the 1940 Act (collectively, the “SEC Filings”) have been filed with the Commission and copies of any and all amendments thereto will be forwarded to Insurance Company and the Trust at the time that they are filed with the Commission; (b) the Series is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (c) the Series is, and shall at all times while this Agreement is in force, remain registered as an open-end management investment company under the 1940 Act; (d) the SEC Filings (including the registration statement) conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act, the 1940 Act and the 1934 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company, Adviser, Distributor or the Trust expressly for use therein; and (e) the Series and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. The Series shall register and qualify the shares of the Master Funds listed on Appendix C for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Series.

     2. The Trust, Adviser and Distributor each represents and warrants to the Series and CRMC that the shares of the Portfolios listed on Appendix C are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws. The Trust further represents and warrants that: (a) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) the Trust is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (c) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by CRMC or the Series expressly for use therein; and (e) the Trust, Adviser and Distributor will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. The Trust shall register and qualify the shares of the Portfolios listed on Appendix C for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Trust.

The Distributor further represents and warrants to AFD and CRMC that:

(a)	any information furnished in writing by the Distributor to AFD or CRMC for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement’s failing to conform materially in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; and

(b)	the disclosure in the Portfolios’ and the Contracts’ registration statements under the 1933 Act and under the 1940 Act, and all forms, reports, proxy statements and other documents required to be filed with the Commission under the 1933 Act, the 1934 Act and the 1940 Act, are consistent in all material respects with all applicable laws, regulations and Commission guidance, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations under those Acts.

     2a. Insurance Company represents and warrants to the Series and CRMC that the Contracts are or will be and at the time of issuance will be treated as annuity contracts and life insurance policies, as applicable, under applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), that it will maintain such treatment and that it will notify the Series and CRMC immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

The Insurance Company further represents and warrants to AFD and CRMC that:

(a)	a registration statement under the 1933 Act and under the 1940 Act (if required by law) with respect to the Contracts and each Account has been or will be filed with the Commission (a copy of which will be delivered to AFD, upon request, when effective), and copies of any and all amendments thereto will be forwarded to AFD, upon request, at the time that they are filed with the Commission (if required by law);

(b)	each such registration statement (if required by law) and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the information furnished in writing to Insurance Company or the Distributor by AFD or CRMC expressly for use therein;

(c)	any information furnished in writing by Insurance Company to AFD or CRMC for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series’ registration statement’s failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder;

(d)	investment by each Portfolio in the Master Fund is in reliance on and consistent with the terms of the Series’ Mixed and Shared Funding Order; and

(e)	the Portfolios invest in the Master Funds in reliance on the status of each Portfolio as a “Permitted Investor” within the meaning of Section 817(h)(4)(A) of the Internal Revenue Code of 1986, as amended.

     3. The Series will furnish to Insurance Company and the Trust such information with respect to the Series in such form and signed by such of its officers as Insurance Company and/or the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Insurance Company and the Trust immediately of: (a) any non-routine request by the Commission (i) for amendment of the registration statement relating to the Series, or (ii) for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it or CRMC becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

     4. The Series will make Class 2 shares of the Master Funds listed on Appendix C available to the Portfolios and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Master Funds as may be reasonably necessary for investment by the Portfolios under this Agreement and maintain a continuous offering of the shares of the Master Funds. Distributor, as the Trust’s distributor, will be entitled to a Rule 12b-1 service fee paid by the Series and to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 shares of each Master Fund attributable to the Contracts. Distributor may use the fee in connection with offering shares of the Portfolios to Insurance Company for promoting shares of the Portfolios, or for other distribution-related purposes or services deemed appropriate by Distributor, including services for Contract owners with investments in subaccounts corresponding to the Portfolios investing in Class 2 shares of each Master Fund (each, a “Subaccount”) for as long as the Series’ Class 2 Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act (the “12b-1 plan”) remains in effect and the Portfolios remain invested in shares of the Master Funds. Master Fund shares to be made available to the Portfolios shall be sold by the Series and purchased by the Trust for a given Portfolio at the net asset value of the respective Master Fund (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current Prospectus of the Series. For purposes of this Paragraph 4, Insurance Company shall be a designee of each Master Fund and each Portfolio for receipt of such orders attributable to the Contracts, and receipt by such designee as of 4:00 p.m. Eastern time (or other such time the Boards of Trustees of the Trust and the Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the Portfolio and the Master Fund each receives actual notice of such order by 8:30 a.m. Eastern time on the following Business Day (“Next Business Day”). “Business Day” shall mean any day on which the New York Stock Exchange (“NYSE”) is open for trading and on which the Series or Portfolio, as applicable, calculates its net asset value pursuant to the rules of the Commission. The Series will make shares of the Master Funds available indefinitely for purchase at the applicable net asset value per share by the Trust and its Portfolios on those days on which the Series calculates its net asset value pursuant to the rules of the Commission, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each Master Fund available to the Trust on a daily basis as soon as reasonably practicable after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. In the event the Series is unable to meet the 6:30 p.m. time stated immediately above, the Insurance Company shall use its best efforts to comply with the time stated above; provided, however, if Insurance Company requires additional time for processing, then the Series shall provide the Insurance Company with additional time to notify the Series of purchase or redemption orders. Such additional time shall be equal to the additional time the Series takes to make the net asset values available to the Insurance Company. If the Series provides materially incorrect share net asset value information through no fault of the Insurance Company, the Series shall adjust the Series shares purchased or redeemed to reflect the correct net asset value per share as subsequently determined by the Series. CRMC and the Series shall report to the Trust and Insurance Company any material error in the calculation of the net asset values, dividends or capital gain information as soon as practicable upon discovery. In the event of any material error in the calculation or communication of net asset value, dividend or capital gain information or delay in the communication by CRMC, the Series will act in accordance with its then current policies and procedures relating to error correction, which policies and procedures shall be provided to Insurance Company, Adviser and the Trust and shall be in accordance with the 1933 Act and 1940 Act (and any applicable regulations thereunder) and SEC policies regarding pricing errors, including in regards to when the party responsible for the error must compensate a fund or its shareholders for any losses. The Series and CRMC are responsible for maintaining net asset values for each Master Fund in accordance with the requirements of the 1940 Act and the Series’ then current Prospectus. Shares of particular Master Funds shall be ordered in such quantities and at such times as determined by the Trust to be necessary to meet the requirements of the Portfolios. Payments for shares purchased will be made in federal funds transmitted by wire on the Next Business Day, and Insurance Company and the Trust shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00 p.m. Eastern time on the Next Business Day.

     4a. The Series and CRMC agree that total return and yield performance information of the Series derived from its registration statement or reports to shareholders provided by the Series or CRMC may be used by the Trust, Distributor or Insurance Company in connection with the sale of shares of the Portfolios and the Contracts without prior approval of the Series or CRMC and represent and warrant that such information provided by Series and CRMC shall be accurate at the time provided. The Trust, Distributor and Insurance Company hereby represent and warrant that each will be responsible for using such information in conformity with the information provided.

     4b. The Series reserves the right to temporarily suspend or terminate sales of the Series’ shares to the Trust and the Portfolios if such action is required by law, or if the Board of Trustees of the Series while exercising its judgment and acting in good faith in light of its fiduciary duties under federal law and any applicable state laws, deems it necessary, appropriate and in the best interests of the Series and its shareholders or in response to the order of an appropriate regulatory authority. Further, the Series reserves the right to reject any purchase order if, in the opinion of the officers of the Series or CRMC, the trading activity of any Contract owner, through the Trust, is or potentially may be harmful to the Series.

     4c. The Series shall provide the Trust, Adviser and Insurance Company with at least ninety (90) days’ advance notice of any change in a Master Fund’s investment objective, and at least sixty (60) days’ advance notice of any material change in a Master Fund’s principal investment strategy described in its prospectus, or any change in the Series’ fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

     5. The Trust will make shares of the Portfolios listed on Appendix C available to

Insurance Company and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Portfolios as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Portfolios.

     5a. The Trust reserves the right to temporarily suspend or terminate sales of the Portfolios’ shares to Insurance Company, or purchases of the Series’ shares by the Trust and the Portfolios, if any such action is required by law, or if the Board of Trustees of the Trust while exercising its judgment and acting in good faith in light of its fiduciary duties under federal law and any applicable state laws, deems it necessary, appropriate and in the best interest of the Trust and its shareholders (including Contract owners) or in response to the order of an appropriate regulatory authority.

     6. The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts for investment in such shares of the Portfolios as may be offered from time to time in connection with the Contracts. The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts. Insurance Company reserves the right to refuse, to impose limitations on, or to limit any transaction request in accordance with its policies and procedures.

     7. Transfer of the Series’ and the Trust’s shares will be by book entry only. No stock certificates will be issued to the Accounts or Portfolios. Shares ordered from a particular Master Fund will be recorded by CRMC or the Series’ transfer agent as instructed by the Trust in an appropriate title for the corresponding Portfolio. Shares ordered from a particular Portfolio will be recorded by Distributor or the Trust’s transfer agent as instructed by Insurance Company in an appropriate title for the corresponding Account or Subaccount.

     8. The Series shall furnish notice promptly to the Trust of any dividend or distribution payable on any shares of the Master Funds held by the Portfolios. The Trust hereby elects to receive all such dividends and distributions as are payable on shares of a Master Fund recorded in the title for the corresponding Portfolio in additional shares of that Master Fund. The Series shall notify the Trust of the number of shares so issued. The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     8a. The Trust shall furnish notice promptly to Insurance Company of any dividend or distribution payable on any shares of the Portfolios. Insurance Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio recorded in the title for the corresponding Subaccount in additional shares of that Portfolio. The Trust shall notify Insurance Company of the number of shares so issued. Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     9. The Series shall effect redemptions of interests in the Master Funds in accordance with the terms of the Master Funds’ then current Prospectus and the provisions of the 1940 Act and the rules and regulations thereunder. For purposes of this Paragraph 9, Insurance Company shall be a designee of each Portfolio and each Master Fund for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Boards of Trustees of the Trust and the Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the Trust or Series each receives actual notice of such request for redemption by 8:30 a.m. Eastern time on the Next Business Day. Insurance Company shall purchase and redeem the shares of the Portfolios offered by the then current Prospectus of the Trust in accordance with the provisions of such Prospectus.

     9a. All redemption requests, including any redemption requests that the Trust receives from an Account which necessitate a redemption request to the Series and a redemption of a Portfolio’s entire interest from a Master Fund, will be effected in cash at the next determined net asset value after the redemption request is received, payable in federal funds. The Series will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by the Series and if such next business day settlement is not practicable despite such best efforts, then as soon thereafter as practicable, and will immediately notify the Trust regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act. The Trust will settle redemptions immediately upon receipt of proceeds from the Series.

     10. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall bear the expenses for the cost of registration of its shares, preparation of Prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series’ shares subject to this Agreement. The Series will provide the Trust and Insurance Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information. With respect to any prospectus and annual and semi-annual reports (the “Reports”) of the Series that are printed in combination with any one or more such Reports of other investment options for the Contracts (the “Booklet”), the Series shall bear the costs of printing and mailing the Booklet to existing Contract owners based on the ratio of the number of pages of the Series’ Reports included in the Booklet to the number of pages in the Booklet as a whole.

     11. Insurance Company or Distributor shall bear the expenses for the cost of delivery of the Master Funds Prospectuses (and supplements thereto) to be sent to prospective Contract owners. Each of the Trust and the Series shall provide, at its expense and in a timely manner, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the Prospectus for the Series or the Trust is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the Prospectus or Prospectuses, and the annual and semi-annual shareholder reports for the Contracts, the Portfolios and the Master Funds, printed together in one or more documents (“booklet”) (such printing to be done at

Insurance Company’s or Distributor’s expense with respect to prospective investors). Series shall bear the costs of printing and delivery of the Series’ Prospectuses (and supplements thereto) and annual and semi-annual shareholder reports to existing Contract holders with Contract value allocated to the Portfolios, based on the ratio of the number of pages of the Series’ prospectus or reports included in a booklet to the number of pages in the booklet as a whole. It is understood among the parties that the documentation to be provided by the Series will include calendar year expense information for the Series, such information to be provided no later than the end of February of the following year.

     12. Insurance Company represents and warrants to the Series that any information furnished in writing by Insurance Company to the Series for use in the registration statements of the Series will not result in the registration statement’s failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     12a. The Trust represents and warrants to the Series that any information furnished in writing by the Trust to the Series for use in the registration statement of the Series will not result in the registration statement’s failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be state therein or necessary to make the statements therein not misleading.

     12b. The Series, CRMC, and AFD represent and warrant to the Trust, Distributor, and Insurance Company that any information furnished in writing by the Series, CRMC, or AFD to the Trust, Distributor or Insurance Company for use in the registration statement or annual report of the Trust or the Contracts will not result in the registration statement’s failing to conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     13. Insurance Company, Distributor and the Trust and their affiliates shall make no representations (including representations in registration statements) concerning the Series’ shares except those contained in the then current Prospectus of the Series, current statement of additional information of the Series, reports to shareholders, or in such printed information subsequently issued by the Series or on its behalf by CRMC or American Funds Distributors, Inc. (“AFD”), including information published on the Series’ or CRMC’s internet site, in materials approved by CRMC and AFD or as otherwise provided in the Business Agreement in effect among Insurance Company, AFD and CRMC dated as of March ___, 2005. Any such representations must be approved in writing by AFD or CRMC before use by Insurance Company, Distributor or the Trust. Materials containing such representations will be deemed approved unless AFD or CRMC (as applicable) notifies the party seeking approval of any required changes within ten business days of his/her receipt of the material. No approval shall be required for materials if all representations concerning the Series’ shares are identical to representations appearing in the Series’ current prospectus or statement of additional information, or if all representations other than updated performance information are identical to representations that have previously been approved by AFD or CRMC within the past 12 months.

     14. CRMC and the Series represent and warrant that (1) shares of the Series may be offered to separate accounts of various insurance companies in addition to Insurance Company and the Trust and otherwise in accordance with the Mixed and Shared Funding Order; (2) investment by each Portfolio in the Master Fund is in reliance on and consistent with the terms of the Series’ Mixed and Shared Funding Order; and (3) the Portfolios invest in the Master Funds in reliance on the status of each Portfolio as a “Permitted Investor” within the meaning of Section 817(h)(4) of the Internal Revenue Code of 1986, as amended. CRMC and AFD agree that shares of the Series shall be sold only to investors permitted by Treas. Reg. Section 1.817-5(f). CRMC and the Series agree to take all steps necessary so that the Master Funds meet the requirements of Section 817 of the Code relating to diversification requirements for variable annuity, endowment and life insurance contracts. CRMC and the Series represent that each Master Fund is currently qualified as a “regulated investment company” (“RIC”) under the Code. CRMC and the Series also agree to maintain each Master Fund’s qualification as a RIC, and each will notify Insurance Company and the Trust immediately upon having a basis for believing that the Series has ceased to so qualify or that the Series might not so qualify in the future.

     15. The Series and the Trust hereby notify Insurance Company that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

     16. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Portfolios or Master Funds might, at some time, be in conflict. Each party shall report to each other party any potential or existing conflict of which it becomes aware. The Boards of Trustees of the Trust and the Series shall promptly notify Insurance Company of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Insurance Company will, at its own expense, take whatever action deemed necessary in accordance with the mixed and shared funding orders of or applicable to the Series and the Trust, respectively, to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

     17. Insurance Company agrees to indemnify and hold CRMC and the Series and any affiliate, control person, shareholder, director, trustee, officer or employee of CRMC or the Series (collectively, “Indemnified Affiliates”) harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Indemnified Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of Insurance Company’s: (a) making untrue statements of material facts or omitting material facts in a Contract’s registration statement, Prospectus, statement of additional information, private placement memorandum or other disclosure documents, semi-annual or annual reports to Contract owners or sales literature for the Contracts; (b) making untrue statements of material facts that an Indemnified Affiliate includes in its materials, provided that the Indemnified Affiliate relies on information supplied by Insurance Company; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by Insurance Company with respect to the sale of the Contracts or Portfolio or Master Fund shares; or (d) breaching this Agreement or a representation or warranty contained in this Agreement; provided, however, that indemnification will not be provided hereunder to the extent such liability results from the willful malfeasance or gross negligence of CRMC or the Series or from CRMC’s or the Series’ failure to fulfill their respective duties and obligations arising under this Agreement, including, without limitation, the representations and warranties in Paragraph 1 of this Agreement.

     17a. Adviser and Distributor (as between them, in relation to each party’s responsibilities under this Agreement), each on behalf of itself and the Trust, agrees to indemnify and hold CRMC, the Series and any affiliate, control person, shareholder, director, trustee, officer or employee of the Series (collectively, “Registered Affiliates”) harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Registered Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Trust’s, Adviser’s or Distributor’s: (a) making untrue statements of material facts or omitting material facts in the Trust’s registration statement, Prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that a Registered Affiliate includes in its materials, provided such Registered Affiliate relies on information supplied by Adviser or Distributor; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Trust, Adviser or Distributor with respect to the sale of the Contracts or Portfolio shares or the operation of the Trust or a Portfolio; (d) failure of a Portfolio to comply with any of its investment objectives, policies and restrictions; or (e) breaching this Agreement or a representation or warranty contained in this Agreement; provided, however, provided, however, that indemnification will not be provided hereunder to the extent such liability results from the willful malfeasance or gross negligence of CRMC or the Series or from CRMC’s or the Series’ failure to fulfill their respective duties and obligations arising under this Agreement, and provided further that this Paragraph 17a shall not apply to any statements or omissions made in reliance upon and conformity with information provided in writing to the Trust, Adviser or Distributor by the Series or CRMC, or contained in the Series’ registration statement;.

     17b. The Series and CRMC each agrees to indemnify and hold Insurance Company, the Trust, Adviser and Distributor and any affiliate, control person, shareholder, director, trustee, officer or employee of Insurance Company, the Trust, Adviser or Distributor (collectively, “Insurance Company Affiliates”) harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Insurance Company Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Series’ or CRMC’s: (a) making untrue statements of material facts or omitting material facts in the Series’ registration statement, Prospectuses or statements of additional information, semi-annual and annual reports to shareholders, or sales literature; (b) making untrue statements of material facts that an Insurance Company Affiliate includes in its materials, provided such Insurance Company Affiliate relies on information supplied by the Series or CRMC; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Series or CRMC with respect to the sale of the

Contracts, Portfolios, or Master Fund shares or the operation of the Series or a Master Fund; (d) failure of a Master Fund to comply with any of its investment objectives, policies and restrictions; or (e) breaching this Agreement or a representation or warranty contained in this Agreement provided, however, that indemnification will not be provided hereunder to the extent such liability results from the willful malfeasance or gross negligence of any Insurance Company Affiliate or from any Insurance Company Affiliate’s failure to fulfill their respective duties and obligations arising under this Agreement, including, without limitation, the representations and warranties in Paragraph 2 of this Agreement.

     17c. Any party seeking indemnification (the “Potential Indemnitee”) will promptly notify any party from whom they intend to seek indemnification (each a “Potential Indemnitor”) of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

     17d. With respect to any claim, the parties each shall give the other reasonable access during normal business hours to its books, records and employees and those books, records and employees within its control pertaining to such claim and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.

     17e. If a party is defending a claim and indemnifying the other party hereto, and: (a) a settlement proposal is made by the claimant or (b) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel’s recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within five business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

     Regardless of which party is defending the claim, if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a “Specific Performance Settlement”), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 17(e) shall not apply.

     17f. The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys’ fees, costs and expenses.

     18. Insurance Company shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the mixed and shared funding order applicable to the Series as instructed by CRMC or the Series.

     19. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, but not limited to, the Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. The Chief Compliance Officer (“CCO”) of each party shall be given reasonable access to the relevant CCOs of the other parties in order to coordinate compliance efforts with the respect to the arrangements contemplated by this Agreement.

     20. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(a)	by mutual agreement at any time;

(b)	by any party at any time upon sixty (60) days’ written notice to the other parties;

(c)	at the option of Insurance Company, the Trust, CRMC or the Series upon ten calendar days’ prior written notice to the other parties if a final non-appealable administrative or judicial decision is entered against another party which has a material impact on the Contracts;

(d)	at the option of Insurance Company or the Trust, immediately upon written notice, if shares of the Series are not reasonably available for investment by the Portfolios;

(e)	at the option of Insurance Company or the Trust, immediately upon written notice, if the Series or a Master Fund fails to meet the requirements for either diversification under Section 817 or RIC status under the Code, or if the Board of the Series terminates the 12b-1 plan;

(f)	at the option of Insurance Company, the Trust, CRMC or the Series in the event the Series’ shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Insurance Company (in such event prompt notice shall be given by Insurance Company, the

Trust, CRMC or the Series to the other parties);

(g)	at Insurance Company’s option by written notice to the Series and/or CRMC if Insurance Company shall determine in its sole judgment exercised in good faith, that either the Series or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)	with respect to the Insurance Company, at the option of the Series or CRMC by written notice to Insurance Company and the Trust if the Series or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

     21. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Insurance Company:	Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660
(949) 219-3326 – Phone
(949) 219-3706 — FAX
ATTN: David R. Carmichael, Senior Vice President and General Counsel

with a copy to:	Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660
(949) 219-6767 – Phone
(949) 219-6952 — FAX
ATTN: Robin S. Yonis, Vice President and Investment Counsel

If to the Trust:	Pacific Select Fund
700 Newport Center Drive
Newport Beach, California 92660
(949) 219-6767 – Phone
(949) 219-6952 — FAX
ATTN: Robin S. Yonis, Vice President and Investment Counsel

If to Adviser:	Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660
(949) 219-3326 – Phone
(949) 219-3706 — FAX
ATTN: David R. Carmichael, Senior Vice President and General Counsel

If to Distributor:	Pacific Select Distributors
700 Newport Center Drive
Newport Beach, California 92660
(949) 219-3326 – Phone
(949) 219-3706 — FAX
ATTN: David R. Carmichael, Senior Vice President and General Counsel

If to the Series:
American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Senior Vice President
Facsimile No.: (213) 486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, SeniorVice President and Senior Counsel, Fund Business Management Group
Facsimile No.: (213) 486-9041

If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel, Fund Business Management Group, and Secretary
Facsimile No.: (213) 486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel, Fund Business Management Group
Facsimile No.: (213) 486-9041

     22. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it, including the continued availability of the Master Funds pursuant to Paragraph 23 below, will remain in effect as to that business, after termination.

     23. If this Agreement terminates, the Series and CRMC, at Insurance Company’s option, will, subject to the provisions of Paragraphs 4b and 5a, continue to make additional shares of the Master Funds available to the Trust for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Except as permitted by Paragraph 5a of this Agreement, Insurance Company and Trust agree not to redeem shares of the Series unless: (a) the Agreement is terminated; (b) legitimately required to do so according to a Contract owner’s request; (c) under an order from the Commission or pursuant to exemptive relief granted by the Commission or pursuant to a vote of Contract owners; (d) as otherwise agreed to or permitted among the parties; or (e) unless Insurance Company or the Trust provides at least sixty (60) days advance written notice.

     24. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series’ assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Insurance Company, on behalf of itself and the Accounts, agrees not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Insurance Company agrees that the obligations of each Master Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Insurance Company agrees not to proceed against any Master Fund for the obligations of another Master Fund. Notwithstanding the foregoing, if Insurance Company seeks satisfaction for any liability of the Series in respect of this Agreement, Insurance Company (on behalf of itself or any Account) may seek recourse against CRMC.

     24b. The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except Insurance Company if it is a shareholder), of the Trust individually, but bind only the Trust’s assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, the Series and CRMC agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. The Series and CRMC also agree that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Series and CRMC agree not to proceed against any Portfolio for the obligations of another Portfolio.

     25. This Agreement shall be construed in accordance with the laws of the State of California.

     26. This Agreement and the parties’ rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto, such consent not be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement (as such term is defined in the 1940 Act) or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that an internal reorganization involving any party shall not be deemed to be an assignment for purposes of this Agreement.

     27. In addition to any paragraph of this Agreement which specifically states that it survives termination of this Agreement, the following Paragraphs shall survive any termination of this Agreement: 4, 17-17(f), 22-27.

     28. This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

PACIFIC LIFE & ANNUITY COMPANY (on behalf of itself and each Account)
/s/ Thomas C. Sutton
By: Thomas C. Sutton
Its: Chairman, CEO

/s/ Glenn S. Schafer
By: Glenn S. Schafer
Its: President

PACIFIC SELECT DISTRIBUTORS, INC.

/s/ Audrey L. Milfs	/s/ Adrian Griggs

By: Audrey L. Milfs	By: Adrian Griggs
Its: Vice President and Secretary	Its: Chief Financial Officer

AMERICAN FUNDS INSURANCE SERIES
/s/ Chad L. Norton
By: Chad L. Norton
Its: Secretary

AMERICAN FUNDS DISTRIBUTORS
/s/ Michael J. Downer
By: Michael J. Downer
Its: Vice President and Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY
/s/ Michael J. Downer
By: Michael J. Downer
Its: Vice President and Secretary

PACIFIC SELECT FUND
/s/ Thomas C. Sutton
By: Thomas C. Sutton
Its: Chairman

/s/ Glenn S. Schafer
By: Glenn S. Schafer
Its: President

PACIFIC LIFE INSURANCE COMPANY
/s/ Thomas C. Sutton
By: Thomas C. Sutton
Its: Chairman

/s/ Audrey L. .Milfs
By: Audrey L. Milfs
Its: Secretary

Appendix A – Contracts

Pacific Select Exec II-NY Flexible Premium Variable Life Insurance Policy
Pacific Select Exec III-NY Flexible Premium Variable Life Insurance Policy
Pacific Select Performer 500-NY Flexible Premium Variable Life Insurance Policy
Pacific Select Estate Preserver-NY Flexible Premium Joint and Last Survivor Variable Life Insurance Policy
Custom COLI II-NY Flexible Premium Variable Universal Life Insurance Policy
Pacific Odyssey-NY Variable Annuity
Pacific Innovations Select-NY Variable Annuity
Pacific Value-NY Variable Annuity

Appendix B – Separate Accounts

Pacific Select Exec Separate Account of Pacific Life & Annuity Company
Pacific COLI Separate Account II of Pacific Life & Annuity Company
Separate Account I of Pacific Life & Annuity Company
Separate Account A of Pacific Life & Annuity Company

Appendix C

PORTFOLIOS AND CORRESPONDING MASTER FUNDS

Trust Portfolios:	American Funds Insurance Series Master Funds:

· American Funds Growth Fund Portfolio	· Growth Fund (Class 2 Shares)

· American Funds Growth-Income Fund Portfolio	· Growth-Income Fund (Class 2 Shares)

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